EXHIBIT 23.1
                          INDEPENDENT AUDITORS CONSENT



The Board of Directors
Stratasys, Inc.:

We hereby consent to the incorporation by reference in the registration statements of Stratasys, Inc. on Forms SB-2 (Registration No. 33-99108), S-8 (Registration No. 93362) and S-3 (Registration No. 333-4185), of our report on the financial statements of Stratasys, Inc. and to the reference to our firm under the heading "experts" in the prospectuses included in such registration statements.


                                         Rothstein, Kass & Company, P.C.


Roseland, New Jersey
March 27 , 1997